RESTATED
                          CERTIFICATE OF INCORPORATION
                               OF XOMA CORPORATION

         Xoma Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the corporation is XOMA CORPORATION. This name was adopted on May 14, 1981. Previously the Corporation had been called Zoma corporation. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on February 24, 1981.

         2. This Restated Certificate of Incorporation ("Certificate") was duly adopted by the Board of directors of the Corporation on December 18, 1986, and approved by the stockholders of the Corporation at the Corporation's Annual Meeting of Stockholders on May 13, 1987 in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. The text of the Certificate of Incorporation as amended and restated shall be read in full as follows:

                                       I.
                                      NAME

     The name of the Corporation is XOMA CORPORATION.

                                       II.
                                     ADDRESS

     The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                      III.
                                    BUSINESS

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. The Corporation is to have perpetual existence.

                                       IV.
                                 STOCK STRUCTURE

     The Corporation shall be authorized to issue two classes of stock to be designated, respectively, "preferred stock" and "common stock": the total number of shares of both classes of stock authorized to be issued by the Corporation shall be Twenty-One Million (21,000,000) shares. Such shares shall have no preemptive or preferential rights of subscription concerning further issuance or authorization of any of the Corporation's shares.

     A. Common Stock

     The total number of shares of common stock authorized to be issued by the corporation shall be Twenty million (10,000,000) shares and each such share of common stock shall have a par value of $.0005. The common stock may be issued from time to time in one or more series.

B.  Preferred Stock

     The total number of shares of preferred stock authorized to be issued by the corporation shall be One Million (1,000,000) shares and each such share of preferred stock shall have a par value of $.05. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the shares of preferred stock and common stock then outstanding, voting as a single class.

                                       V.
                       RIGHTS, PREFERENCES, PRIVILEGES AND
                         RESTRICTIONS OF PREFERRED STOCK

     The preferred stock may be issued from time to time in one or more series consisting of such number of shares (which number may be increased or decreased, but not below the number of shares thereof then outstanding) and with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions creating such series adopted by the Board of Directors; and such series (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be redeemable for cash, property or rights, and with such adjustment; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions, and at such times, and payable in preference and priority to the common stock and on a par with, or in such relation to, the dividends payable on any other class or classes or series of stock (but not in preference or priority to the preferred stock); (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the corporation, including the right to receive such distribution in preference to the common stock, and on a par with, or in such relation to, the distribution to any other class or classes or series of stock (but not in preference or priority to the preferred stock);(e) may be made convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares or any other class or classes or any other series or the same or any other class or classes of stock of the corporation, at such price or prices or at such rate or rates of exchange, and with such adjustment; and (f) may have such other powers, preferences and relative, participating, optional or special rights and qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the creation of each such series of preferred stock from time to time adopted by the Board of directors pursuant to authority so to do which is hereby expressly vested in the Board of Directors.

                                       VI.
                        LIMITATION ON DIRECTOR LIABILITY

     A Director of this Corporation shall not be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the director's duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived any improper personal benefit. If the Delaware General Corporation law is hereafter amended to authorize, with the approval of a corporation's stockholders, further reductions in the liability of the corporation's directors for breach of fiduciary duty, then a Director of this Corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this Article Sixth by the stockholders of this Corporation shall not adversely affect any right or protection of a Director of this Corporation existing at the time of such repeal or modification.

                                      VII.
                                     BYLAWS

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, or repeal the bylaws of the Corporation.

     Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

     Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

                                      VIII.
                    AMENDMENT OF CERTIFICATE OF INCORPORATION

     Subject to the provision of Section 242 of the General Corporation Law of the State of Delaware, The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, XOMA CORPORATION has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Steven C. Mendell, its Chairman of the Board of Directors and Chief Executive officer, and attested by David G. Koncelik, its Secretary, this 7 day of April, 1988.

                                        XOMA CORPORATION

                                        By /s/ Steven C. Mendell
                                        Steven C. Mendell
                                        Chairman of the Board of
                                        Directors and Chief
                                        Executive Officer

(SEAL)
Attest: /s/ David G. Koncelik
David C. Koncelik, Secretary

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                     INTERNATIONAL GENETIC ENGINEERING, INC.
                                      INTO
                                XOMA CORPORATION

     XOMA CORPORATION, a corporation organized and existing under the laws of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That this corporation was incorporated on the 24th day of February, 1981, pursuant to the General Corporation Law of the State of Delaware.

     SECOND: That this corporation owns all of the outstanding shares of the stock of International Genetic Engineering, Inc., a corporation incorporated on the 17th day of December, 1980,pursuant to the General Corporation Law of the State of California.

     THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board of Directors, determined to and did merge into itself said International Genetic Engineering, Inc.:

          RESOLVED, that XOMA Corporation merge Inter national Genetic Engineering, Inc. into itself, and assume all of its obligations; and

          FURTHER RESOLVED, that the merger shall be effective upon the date of filing with the Secretary of State of Delaware; and

          RESOLVED FURTHER, that the proper officers of the corporation be and they hereby are directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge International Genetic Engineering, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and a certified copy recorded in the office of the Recorder of Deeds of new Castle County and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in any way necessary or proper to effect said merger.

     FOURTH: Anything herein or elsewhere to the contrary notwithstanding this merger may be amended or terminated and abandoned by the board of directors of XOMA Corporation at any time prior to the date of filing the merger with the Secretary of State.

     IN WITNESS WHEREOF, XOMA Corporation has caused this certificate to be signed by Steven C. Mendell, its Chairman of the Board and chief Executive officer, and attested by Martin H. Goldstein, its vice President, General Counsel and Secretary, this 15th day of May, 1990.

                                      XOMA CORPORATION

                                      By /s/ Steven C. Mendell
                                      Steven C. Mendell,
                                      Chairman of the Board and
                                      Chief Executive Officer

ATTEST:
By /s/ Martin H. Goldstein
         Martin H. Goldstein
         Vice President, General
         Counsel and Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILES 04:30 PM 02/22/191
731053049 - 908874

BK 1122 PG 0111

                           CERTIFICATE OF AMENDMENT OF
                    RESTATED CERTIFICATE OF INCORPORATION OF
                                XOMA CORPORATION

     XOMA Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

     FIRST: That the Board of Directors of the Corporation, at a meeting duly held, adopted the following resolution:

     RESOLVED: that this Board deems it advisable to amend, and hereby does amend, Article IV of the Corporation's Restated Certificate of Incorporation to read in its entirety as follows:

                                       IV
                                 STOCK STRUCTURE

         The Corporation shall be authorized to issue two classes of stock to be designated, respectively, "preferred stock" and "common stock"; the total number of shares of both classes of stock authorized to be issued by the Corporation shall have no preemptive or preferential rights of subscription concerning further issuance or authorization of any of the Corporation's shares.

         A.  Common Stock.

         The total number of shares of common stock authorized to be issued by the Corporation shall be Forty Million (40,000,000) shares and each such share of common stock shall have a par value of $.0005. The common stock may be issued from time to time in one or more series.

         B.  Preferred Stock.

         The total number of shares of preferred stock authorized to be issued by the Corporation shall be One Million (1,000,000) shares and

BK 1122 PG 0112

         each such share of preferred stock shall have a par value of $.05. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the shares of preferred stock and common stock then outstanding, voting as a class."

     SECOND: That said amendment has been duly adopted by the stockholders of this Corporation at a meeting duly held in accordance with the applicable provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware.

     THIRD: That said amendment has been duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, XOMA Corporation has caused this Certificate of Amendment to be signed by Steven C. Mendell, its Chairman of the Board and Chief Executive Officer, and Martin H. Goldstein, its Secretary, on this 22nd day of February, 1991.

                                XOMA CORPORATION

                                By /s/Steven C. Mendell
                                      Steven C. Mendell
                                      Chairman of the Board
                                      Chief Executive Officer

Attest:

/s/Martin H. Goldstein
Martin H. Goldstein, Secretary

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